Exhibit 99.1

Behringer Harvard Opportunity REIT I, Inc. 2013 Third Quarter Update Chase Park Plaza, St. Louis, MO

Dial-In and Replay Information To listen to today’s call: Dial: 877-312-3928 Conference ID: 83655920 (Only the slide presentation is available online during the call) For a replay of today’s call: Dial: 855-859-2056 Conference ID: 83655920

Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results.

Forward-Looking Statements Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: market and economic challenges experienced by the U.S. and global economies or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; the availability of cash flow from operating activities for capital expenditures; our level of debt and the terms and limitations imposed on us by our debt agreements; the availability of credit generally, and any failure to refinance or extend our debt as it comes due or a failure to satisfy the conditions and requirements of that debt; the need to invest additional equity in connection with debt financings as a result of reduced asset values and requirements to reduce overall leverage; future increases in interest rates; our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise; our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; impairment charges; conflicts of interest arising out of our relationships with our advisor and its affiliates; unfavorable changes in laws or regulations impacting our business or our assets; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission.

Agenda Estimated Valuation Noteworthy Events Financial Review Portfolio Updates Questions Central Europe Portfolio

Estimated Valuation* Estimated per-share value of $3.08 Compared with previous per-share value of $3.58 Most of the $0.50 per share decrease is attributable to five investments Royal Island (development project; weak demand) The Lodge & Spa at Cordillera (development project; weak demand) Central Europe Portfolio (submarket issues) Northpoint Central (submarket issues) Northborough Tower (submarket issues) * For more information about the estimated valuation, please refer to the Company’s Form 10-Q filed with the SEC on November 14, 2013.

Estimated Valuation* (cont.) Valuations improved for: Frisco Square Chase Park Plaza Las Colinas Commons * For more information about the estimated valuation, please refer to the Company’s Form 10-Q filed with the SEC on November 14, 2013.

Valuation Methodology* Engaged Robert A. Stanger & Co. and obtained their opinions regarding: The “as is” market value of the Company’s real estate investments The reasonableness of the methodology and valuation conclusions of the Advisor for the Company’s other assets and liabilities Stanger’s work was extensive and thorough Reviewed historical performance and business plans related to Company’s investments Reviewed applicable markets to measure conditions, supply and demand factors, and growth factors Reviewed key market assumptions for mortgage liabilities * For more information about the estimated valuation, please refer to the Company’s Form 10-Q filed with the SEC on November 14, 2013.

Valuation Methodology* (cont.) Stanger’s work was extensive and thorough (cont.) Reviewed the Advisor’s data models supporting the valuation for each investment Reviewed the Advisor’s key assumptions used in the valuation models, including terminal capitalization rates, discount rates, and growth rates Reviewed Advisor’s calculations related to value allocations to non-controlling interests and joint venture interests Reviewed the Advisor’s valuation methodology for other assets and liabilities *For more information about the estimated valuation, please refer to the Company’s Form 10-Q filed with the SEC on November 14, 2013.

Performance Improvements Lodge & Spa at Cordillera, Edwards, CO Balance sheet improvements Performance Metric (in millions, except percentages) Sept. 30, 2013 Change Sept. 30, 2012 Change Sept. 30, 2011 Cash and cash equivalents $36.4 -29% $51.4 363% $11.1 Recourse debt $11.2 -77% $48.2 -79% $230.6 Total debt $140.6 -27% $192.1 -37% $305.2 Leverage Ratio (total debt/total assets) 43% -2 pct. pts. 45% -8 pct. pts. 53% Have disposed of 10 investments since September 2011 Provided significant cash to help repay, retire or extend debt Enabled Company to invest in existing assets to help preserve or improve value Eliminated the economic drag from operating underperforming or non-strategic assets

Noteworthy Items Chase Park Plaza, St. Louis, MO Chase Park Plaza Sold one of the three remaining condos for contract price of $1.7 million Have sold 84 of original 86 condos One condo unit is currently under contract Improving operational performance at hotel Bowen Road land Sold 40 acres for contract price of $1.6 million Retained mineral rights

Frisco Square Alexan Black Mountain Las Colinas Commons Northpoint Central Northborough Tower The Lodge & Spa at Cordillera Central European Portfolio Royal Island Chase Park Plaza Hotel Portfolio Investments

Loan Summary Schedule (in thousands) Description Interest Rate Maturity Date Percentage of Total 49,061 $ 30-day LIBOR + 6.75% (1) (2) 12/09/14 34.9% Northborough Tower (3) 19,730 5.67% 01/11/16 14.0% Royal Island (4) 12,506 15.00% 10/10/16 8.9% Northpoint Central 15,872 5.15% 05/09/17 11.3% Las Colinas Commons 11,704 5.1% 05/09/17 8.3% Frisco Square 31,712 $ 30-day LIBOR + 3% (1) 02/01/18 22.6% 140,585 $ Unconsolidated Notes (100%) Central Europe Joint Venture 81,965 $ (5) (1) 30-day London Interbank Offer Rate ("LIBOR") was 0.181% at September 30, 2013. (2) (3) Includes mark-to-mark of $0.4 million (4) Effective February 2013 the lenders increased the amount available to draw on the loan from $10.4 million to $11.6 million and in June 2013, the lenders further increased the amount available to draw to $12.4 million and in October 2013, the lenders further increased the amount available to draw to $12.5 million (5) 100% of debt balance of € 60,625 at fx rate of 1.352 Balance September 30, 2013 Chase Park Plaza Hotel and Chase - The Private Residences Interest subject to a floor of 0.75%

Central Europe JV Debt Balances
(as of September 30, 2013)

Central Europe Loans (by Collateral Pool)	% of Total	Lender	Maturity Date	Outstanding Balance	fx 1.352	
Logistics Michalovce	21.11%	IRBC	Forbearance	€ 12,795,036	$ 17,298,889	(1) (2)
Retail INEX Witawa	9.24%	IRBC	Forbearance	€ 5,599,720	$ 7,570,821	(1) (2)
Retail Cerny Most	3.51%	Unicredit	12/31/2013	€ 2,127,250	$ 2,876,042	(1) (3)
Logistics Everet	2.67%	HSBC	3/31/2016	€ 1,621,366	$ 2,192,087	
Retail Fairway	18.71%	HSBC	3/31/2016	€ 11,345,250	$ 15,338,778	
Retail Magyar	0.85%	K&H Bank	10/20/2016	€ 515,819	$ 697,387	(4)
Logistics Cestlice	4.08%	CSOB	12/31/2016	€ 2,472,972	$ 3,343,458	
Retail Alpha Plus	5.53%	CSOB	12/31/2016	€ 3,352,227	$ 4,532,211	
Retail CZ	14.62%	CSOB	12/31/2016	€ 8,864,639	$ 11,984,992	
Logistics Modletice	4.34%	Unicredit	9/30/2017	€ 2,628,815	$ 3,554,158	(5)
Retail Albert Bruno Vin	4.06%	CSOB	12/31/2017	€ 2,460,086	$ 3,326,036	(6)
Retail Beta Plus	7.60%	CSOB	12/31/2017	€ 4,604,693	$ 6,225,545	(6)
Retail Ceske Budejovice	3.69%	CSOB	12/31/2017	€ 2,236,790	$ 3,024,140	(6)
	100.00%			€ 60,624,663	$ 81,964,544	

(1) €$20.5 million, or approximately 33.9% of the Central Europe debt has matured or will mature in 2013

(2) The two IRBC loans secured by Logistics Michalovce and INEX Witawa are currently in a state of undocumented forbearance

(3) In negotiations to extend the Cerny Most loan with current lender. Expect to close the extension in December 2013.

(4) Effective October 17, 2013, we completed a three-year extension at a 3.5% margin with €7,000 quarterly amortization

(5) Refinanced €2.7 million for a 4.5-year term at a 3.35% margin with monthly amortization based upon a 15-year term

(6) Refinanced a total of €9.3 million for a 4.5-year term at a 3.75% margin

BEHRINGERHARVARD
OPPORTUNITY REIT I, INC.

14

© 2013 Behringer Harvard

Financial Review Debt Cash position Expected uses of cash Reinvest in our existing portfolio to stabilize assets Lower REIT’s overall indebtedness (in millions) Sept. 30, 2013 Dec. 31, 2012 Cash and cash equivalents $36.4 $34.8 Restricted cash 8.5 5.8 Total $44.9 $40.6 (in millions) Sept. 30, 2013 Dec. 31, 2012 Total debt obligations $140.6 $169.2 Total liabilities $166.3 $192.9 Northpoint Central, Houston TX

Frisco Square Frisco (Dallas), Texas Office 86% leased Three additional leases are being negotiated Expect to return to stabilization by year-end Retail 92% leased Two additional leases are being negotiated Multifamily 97% leased Average effective rent is $1.20/sf, compared with $1.10/sf a year ago Last 20 leases were at approximately $1.26/sf Negotiating a partnership with developer to develop addition 250 units Interest in land parcels from developers Negotiating sale of parcel for 120,000 rsf office/retail building 50% pre-leased Frisco Square, Frisco, TX

Chase Park Plaza St. Louis, Missouri Improved year-to-date performance compared with last year (through Sept. 30, 2013) Revenues: +9% Occupancy rate: +13% RevPAR: +9% NOI: +4% ADR: -3% 2013 focus: Increase revenue Streamline operating expenses Consider re-branding Evaluate new revenue sources Chase Park Plaza, St. Louis, MO

Las Colinas Commons Irving (Dallas), Texas Generating good cash flow and NOI Seeing good leasing activity Completed 5 ½ year lease extension with major tenant earlier this year Currently 74% leased Expected to increase Las Colinas Commons, Irving, TX

Development Projects Lodge & Spa at Cordillera Edwards, Colorado Revenues: +1% Occupancy rate: +7% RevPAR: +7% Development continues to experience low demand Positioning for sale Royal Island The Bahamas Weak demand Evaluating dual paths Sell Recapitalize Reducing on-site staff and operating expenses

Strategy Review Maximize liquidity for operating needs and reinvestment in existing portfolio assets Re-tenant and reposition our existing properties Refinance and extend debt maturities Have a liquidity event over the next four or five years Exit options are likely to include: An orderly and incremental liquidation of our assets Or, other liquidation opportunities Strengthened balance sheet provides improved flexibility Northborough Tower, Houston, TX